Exhibit 99.1

BGC PARTNERS ANNOUNCES LAUNCH OF EXCHANGE OFFER FOR ITS

5.125% SENIOR NOTES DUE 2021

NEW YORK, NY – September 15, 2016 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or the “Company”), a leading global brokerage company servicing the financial and real estate markets, today announced an offer to exchange up to $285 million aggregate principal amount of its outstanding 5.125% Senior Notes due 2021 (the “Old Notes”) for an equivalent amount of its 5.125% Senior Notes due 2021 registered under the Securities Act of 1933, as amended (the “Exchange Notes”).

$300 million in aggregate principal amount of the Old Notes were issued and sold by the Company in May 2016, in a private offering.

The exchange offer will expire at 5:00 P.M., New York City time, on October 12, 2016, unless extended. Tenders of Old Notes must be made before the exchange offer expires and may be withdrawn any time prior to the expiration of the exchange offer. The exchange offer is being made to satisfy the Company’s obligations under a registration rights agreement entered into in connection with the issuance of the Old Notes, and does not represent a new financing transaction.

The terms of the exchange offer are set forth in a prospectus dated September 14, 2016. Copies of the prospectus and the other exchange offer documents may be obtained from the exchange agent:

U.S. Bank, National Association

Corporate Trust Services

EP-MN-WS-2N

60 Livingston Avenue

St. Paul, MN 55107

Attention: Specialized Finance

Telephone: (800) 934-6802

The Company’s affiliate, Cantor Fitzgerald Securities (“CFS”), holds $15 million aggregate principal amount of the $300 million aggregate principal amount of outstanding Old Notes. CFS will not participate in the exchange offer. After the completion of the exchange offer, the Company intends to file a shelf registration statement to enable CFS to resell such Old Notes pursuant to such registration statement.

This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any Old Notes or Exchange Notes. The exchange offer is being made only pursuant to the exchange offer prospectus, which is being distributed to holders of the Old Notes and has been filed with the United States Securities and Exchange Commission (the “SEC”) as part of BGC Partners, Inc.’s Registration Statement on Form S-4 (File No. 333-213163), which was declared effective on September 13, 2016.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. The Company’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including FENICS, BGC Trader, and BGC Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Real Estate Services are offered through brands including Newmark Grubb Knight Frank, Newmark Cornish & Carey, ARA, Computerized Facility Integration, Landauer Valuation & Advisory, and Excess Space. Under these names, the Company provides a wide range of commercial real estate services, including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, GFI, FENICS, FENICS.COM, Capitalab, Swaptioniser, Newmark, Grubb & Ellis, and Grubb are trademarks, registered trademarks and/or service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Discussion of Forward-Looking Statements about BGC Partners

Statements in this document regarding BGC’s businesses that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in its public filings, including the most recent Form 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen +1 212-829-4975

Investor Contacts:
Jason McGruder +1 212-829-4988	Jason Chryssicas +1 212-915-1987